Exhibit 99.1

Contact:	Jane E. Shaw, Ph.D.	FOR IMMEDIATE RELEASE
(650) 864-7333

AEROGEN, INC. ANNOUNCES STOCKHOLDER APPROVAL FOR SECOND CLOSING OF $32.7 MILLION
EQUITY FINANCING

Mountain View, CA, May 13, 2004 – Aerogen, Inc. (Nasdaq: AEGN) today announced that at its Annual Meeting of Stockholders, held on May 10, 2004, its stockholders approved the second closing of a $32.7 million financing.  This approval has resulted in the sale and issuance of 642,113 shares of Series A-1 Convertible Preferred Stock, and warrants to purchase 6,249,580 shares of the Company’s common stock, in exchange for gross proceeds of approximately $17.7 million and the surrender of all outstanding secured convertible debentures.

“We were delighted to lead this round of financing for Aerogen, an emerging specialty pharmaceutical company poised to make a significant impact on the treatment of respiratory disorders in the acute care setting. The Company is now on firm footing to execute their business plan” said David Cavalier, Principal and Chief Operating Officer of Xmark Funds.

“Now that we have obtained financing, I would like to thank the investors who have so tangibly demonstrated their confidence in Aerogen, as well as all those who have been supportive of the Company through the process. Our talented team, working with mature technology, which forms the core of our product development activities, are committed to aggressively moving our business forward and delivering the best possible results for our stakeholders,” said Jane E. Shaw, Ph.D., Aerogen Chairman and Chief Executive Officer.

Also at the Annual Meeting of Stockholders, the stockholders re-elected Dr. Phyllis I. Gardner and Mr. Philip M. Young to Aerogen’s Board of Directors; approved amendments to the Company’s 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan; and ratified PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Due to the structure of the financing transaction, upon closing, the Company recorded a “deemed dividend” related to the beneficial conversion feature of the Series A-1 Convertible Preferred Stock of approximately $4.5 million.  As reported in Aerogen’s Form 10-Q filed with the SEC on May 13, 2004, the Company has determined that the appropriate accounting treatment for the sales of this preferred stock and associated warrants involves recording a similar “deemed dividend” of $7.9 million in connection with the first closing, and the classification of the preferred stock as a separate item on the balance sheet, rather than included as equity, as a result of certain preferences associated with the potential redemption of this preferred stock.

This accounting treatment to record a “deemed dividend” represented a change to the financial results previously released on April 29, 2004.  Although the previously reported net loss of $4.4 million for the quarter ended March 31, 2004 remains unchanged, the recording of a “deemed dividend” resulted in a reported net loss per share of $2.76 attributable to common stockholders, as compared to $0.98 per share as previously reported.   The balance sheet for the period ending March 31, 2004 has also been adjusted to reflect the classification of this preferred stock as “redeemable preferred stock” pursuant to the accounting rules of the Securities and Exchange Commission.  These matters are more fully described in Aerogen’s Form 10-Q filed with the SEC on May 13, 2004.  An income statement and balance sheet as of, and for the three months ended, March 31, 2003 have been attached to this press release.

Aerogen, a specialty pharmaceutical company, develops products based on its OnQ™ Aerosol Generator technology to improve the treatment of respiratory disorders in the acute care setting.  Aerogen currently markets the Aeroneb® Professional Nebulizer System for use in hospitals. Aerogen has announced the completion of its first Phase 2 clinical study evaluating delivery of aerosolized amikacin for the treatment of ventilator-associated pneumonia.  Following amikacin, additional drug products targeting improved respiratory therapy in the acute care setting are in the feasibility and pre-clinical stages of development. Aerogen has commercialized its Aeroneb® Go Nebulizer for home use through its partner, Medical Industries America Inc. Aerogen also has development collaborations with pharmaceutical and biotechnology companies for use of its technology in the delivery of novel compounds that treat respiratory and other disorders.  Aerogen is headquartered in Mountain View, California, with a campus in Galway, Ireland.  For more information, visit www.aerogen.com.

To the extent any statements made in this release relate to information that is not historical, these statements are necessarily forward-looking.  As such, they are subject to the occurrence of many events outside of the Company’s control and other uncertainties, and are subject to various risk factors that could cause the Company’s actual results to differ materially from those expressed in any forward-looking statement.  The risk factors include, without limitation, the need for additional funding, the inherent risks of product development, clinical outcomes, regulatory risks and risks related to proprietary rights, market acceptance and competition, and are described in the Company’s reports and other filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission (“SEC”) on April 14, 2004 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 13, 2004.  Aerogen does not undertake any obligation to update forward-looking statements.

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Aerogen, Inc.

Condensed Consolidated Balance Sheets

(unaudited; in thousands, except per share data)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$12,635	$762
Accounts receivable	513	445
Inventories, net	324	301
Prepaid expenses and other current assets	622	428
Total current assets	14,094	1,936

Property and equipment, net	3,735	3,901
Goodwill and other intangible assets, net	1,872	1,931
Restricted cash	900	1,200
Other assets	632	608
Total assets	$21,233	$9,576

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$565	$937
Deferred revenue, current	500	500
Convertible debentures, net	1,550	1,486
Accrued liabilities	2,934	1,194
Total current liabilities	5,549	4,117

Deferred rent	145	1,658
Deferred revenue, non-current	1,928	1,875
Other long-term liabilities	238	246
Total liabilities	7,860	7,896

Redeemable convertible preferred stock
Redeemable convertible preferred stock, par value $0.001:
Authorized: 5,000 shares; issued and outstanding:
500 shares at March 31, 2004 and no shares at December 31, 2003	8,072	—
(Liquidation preference: $14,999 and $0 at March 31, 2004 and December 31, 2003, respectively)

Stockholders’ equity:
Common stock, par value $0.001: Authorized: 95,000 shares; issued and outstanding: 4,780 shares at March 31, 2004 and 4,396 shares at December 31, 2003	5	4
Additional paid-in capital	118,735	110,991
Notes receivable from stockholders	(283)	(280)
Deferred stock-based compensation, net	(147)	(264)
Accumulated other comprehensive income	817	700
Accumulated deficit	(113,826)	(109,471)
Total stockholders’ equity	5,301	1,680
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$21,233	$9,576

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Aerogen, Inc.

Condensed Consolidated Statements of Operations

(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003

Revenues:
Product sales	$849	$1,278
Research and development	—	165
Royalty and other	250	125
Total revenues	1,099	1,568

Costs and expenses:
Cost of products sold	737	834
Research and development	1,933	3,205
Selling, general and administrative	2,005	1,904
Total costs and expenses	4,675	5,943

Loss from operations	(3,576)	(4,375)

Interest income (expense), net	(560)	38
Other income (expense), net	(219)	40

Net loss	(4,355)	(4,297)

Dividends related to convertible preferred stock	(7,932)	—

Net loss attributable to common stockholders	$(12,287)	$(4,297)

Net loss per share, basic and diluted	$(2.76)	$(1.05)
Weighted - average shares used in computing net loss per share, basic and diluted	4,456	4,079

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